Exhibit 99

ALLIANCE BANCORP

ANNUAL MEETING OF STOCKHOLDERS
_______ __, 2001

       The undersigned hereby appoints the proxy committee of the Board of Directors of Alliance Bancorp (the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Ashton Place, 341 W. 75th Street, Willowbrook, Illinois, on ______ __, 2001 at 10:00 a.m., Chicago time, and at any and all adjournments and postponements thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

I.	The adoption of the Agreement and Plan of Merger, dated January 22, 2001, by and between Charter One Financial, Inc., Charter Michigan Bancorp, Inc. and the Company (the "Merger Agreement").

FOR	AGAINST	ABSTAIN

II.	The election of KENNE P. BRISTOL, DAVID D. MILL AND RICHARD E. WEBBER as directors, each for a three-year term. Directors will serve until completion of the merger of the Company with Charter Michigan Bancorp or, if the merger is not completed, until their terms expire or their successors are elected and qualified.

FOR (except as marked to the contrary below)	VOTE WITHHELD

INSTRUCTION:	To withhold your vote for one or more nominees, write the name of the nominee(s) on the line below.

III.	The ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

FOR	AGAINST	ABSTAIN

       In its discretion, the proxy committee, as proxy for the undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

       This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the adoption of the Merger Agreement, "FOR" the election of all of the director nominees named hereon, and "FOR" the ratification of the appointment of KPMG LLP. If any other business is presented at the Meeting, this proxy will be voted as directed by the proxy committee in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The Board of Directors recommends a vote "FOR" the adoption of the Merger Agreement, "FOR" the election of all nominees listed hereon and "FOR" the ratification of the appointment of KPMG LLP.

(To be Signed on Reverse Side)

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt, prior to the execution of this proxy, of Notice of the Meeting, a proxy statement-prospectus dated ______ __, 2001 and an Annual Report to Stockholders for the year ended December 31, 2000.

Dated: ________________________, 2001	_________________________________ Signature of Stockholder _________________________________ Signature of Stockholder
Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE